UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026

Maison Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41720	84-2498787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 N Garfield Ave, Monterey Park, CA 91754	91754
(Address of principal executive offices)	(Zip Code)

(626) 737-5888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MSS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Security Holders.

As previously disclosed in a Schedule 14C, filed on November 3, 2025, the majority stockholders of Maison Solutions Inc., a Delaware corporation (the “Company”) approved, by written consent in lieu of a special meeting, the granting of the authority to our board of directors (the “Board”) to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s Class A common stock (the “Common Stock”), by a ratio of not less than 1-for-2 and not more than 1-for-100, with the exact ratio to be determined by the Board in its sole discretion.

On March 23, 2026, the Board determined, after reviewing the number of currently issued and outstanding shares of the Company, that it is in the best interests of the Company to effectuate a reverse stock split at a ratio of 1-for-10 (the “Reverse Stock Split”).

The Common Stock will continue to be traded on The Nasdaq Capital Market under the symbol MSS. Pursuant to the Reverse Stock Split, and upon effectiveness, every ten (10) outstanding shares of the Company’s Common Stock will, without any further action by the Company, or any holder thereof, convert into, and automatically became, one (1) share of the Company’s Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. Any fractional shares of Common Stock resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

The Company is effectuating the Reverse Stock Split in order to raise the per share bid price of the Company’s Common Stock above $1.00 per share and bring the Company back into compliance with Nasdaq Listing Rule 5550(a)(2). The Company will have regained compliance once the Company’s Common Stock trades at or above $1.00 per share for a minimum of 10 consecutive trading days, at which time Nasdaq will provide the Company with notice that it has regained compliance.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 23, 2026, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as previously amended, with the Secretary of State of the State of Delaware, to effect a reverse stock split of the Company’s Common Stock at a ratio of 1-for-10.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference. The description of the Certificate of Amendment and the Reverse Stock Split set forth in Item 3.03 of this Current Report is incorporated herein by reference.

Prior to the filing of the Certificate of Amendment, the Company had 97,000,000 shares of Common Stock authorized, out of which 27,451,517 shares were issued and outstanding. As a result of the filing of the Certificate of Amendment, and upon effectiveness of the Reverse Stock Split, the  27,451,517 shares of the Company’s Common Stock issued and outstanding immediately prior to the Reverse Stock Split, will be converted into approximately 2,745,151 shares of the Company’s Common Stock. The Reverse Stock Split does not change the Company’s current number of authorized shares of Common Stock, or its par value. The Reverse Stock Split also does not change the Company’s authorized, or issued, and outstanding, number of shares of preferred stock, or its par value.

Except for de minimis adjustments that result from the treatment of fractional shares, the Reverse Stock Split does not have any immediate dilutive effect on our stockholders, since each stockholders holds the same percentage of our Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

As a result of the Reverse Stock Split, the number of shares of the Company’s Common Stock that may be purchased upon the exercise of outstanding warrants, options, or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, have also be ratably adjusted in accordance with their terms and conditions.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, dated March 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maison Solutions Inc.

Date: March 27, 2026	By:	/s/ John Xu
	Name:	John Xu
	Title:	Chief Executive Officer

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